Exhibit 10.29

RESTRICTED STOCK AGREEMENT

BIOHORIZONS, INC.

AGREEMENT made as of July 28, 2009 (the “Grant Date”), between BioHorizons, Inc. (the “Company”), a Delaware corporation, and David Hogan (the “Participant”).

WHEREAS, the Company has adopted the BioHorizons, Inc. (formerly known as HealthpointCapital Dental Holdings, Inc.) 2007 Executive, Director and Consultant Stock Plan (the “Plan”) to promote the interests of the Company by providing an incentive for employees, directors and consultants of the Company or its Affiliates;

WHEREAS, pursuant to the provisions of the Plan, the Company desires to offer to the Participant shares of the Company’s Class B Common Stock, $0.0001 par value per share (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth;

WHEREAS, Participant wishes to accept said offer; and

WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan and that any and all references herein to employment of the Participant by the Company shall include the Participant’s employment or service as an employee, director or consultant of the Company or any Affiliate.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Terms of Grant. The Participant hereby accepts the offer of the Company to issue to the Participant, in accordance with the terms of the Plan and this Agreement, 5,000 Shares of the Company’s Common Stock (such shares, subject to adjustment pursuant to Section 24 of the Plan, the “Granted Shares”) at a purchase price per share of $0.001 (the “Purchase Price”), receipt of which is hereby acknowledged by the Company. The Participant hereby agrees to become a party to the Stockholders’ Agreement dated August 21, 2006 between the Company and its stockholders (the “Stockholders’ Agreement”), and Participant agrees to execute any certificates or other documentation that the Company reasonably deems appropriate in order for the Participant to become a party to the Stockholders’ Agreement. In addition to the restrictions expressly set forth in this Agreement, the Granted Shares hereby shall not be transferred by the Participant except as permitted in the Stockholders’ Agreement.

2.             General Restrictions on Transfer of Granted Shares.

(a)           Limitations on Transfer. The Granted Shares acquired by the Participant hereunder Granted Shares shall not be transferred by the Participant except as permitted herein, and shall be subject to the repurchase rights described herein.

(b)           Right to Repurchase following Termination of Service. If the Participant’s service as an employee, director or consultant with the Company or an Affiliate shall be terminated for any reason other than for “cause” (as defined in the Plan), including due to death or Disability, then the Company shall have the option to repurchase the Granted Shares, as follows:

(i)            The Company’s option to repurchase the Granted Shares in the event of termination of service under this Section 2.(b) shall be valid for a period of one year commencing with the date of such termination of service.

(ii)           In the event the Company shall be entitled to and shall elect to exercise its option to repurchase the Granted Shares under this Section 2. (b), the Company shall notify the Participant, or in case of death, his or her Survivor, in writing of its intent to repurchase the Granted Shares. Such written notice may be mailed by the Company up to and including the last day of the time period provided for in Section 2.(b)(i) for exercise of the Company’s option to repurchase.

(iii)          The written notice to the Participant shall specify the address at, and the time and date on, which payment of the Repurchase Price (as defined herein) is to be made (the “Closing”). The date specified shall not be less than ten days nor more than 60 days from the date of the mailing of the notice, and the Participant or the Participant’s Survivor with respect to the Granted Shares shall have no further rights as the owner thereof from and after the date specified in the notice. At the Closing, the Repurchase Price shall be delivered to the Participant or the Participant’s Survivor and the Granted Shares being purchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Participant or the Participant’s Survivor.

(iv)          The price paid per share for any Granted Shares repurchased hereunder (the “Repurchase Price”) shall equal the Fair Market Value of such Granted Shares determined in accordance with the Plan as of the date of termination of service, provided, however, in the event of a termination by the Company or an Affiliate for “cause” (as defined in the Plan), the per share repurchase price of the Shares to be sold to the Company upon exercise of its option under this Section 2. shall be equal to the Purchase Price.

(c)           Right to Repurchase on Proposed Transfer. It shall be a condition precedent to the validity of any sale or other transfer of any Granted Shares by the Participant that the following restrictions be complied with (except as hereinafter otherwise provided):

(i)            No Granted Shares owned by the Participant may be sold, pledged or otherwise transferred (including by gift or devise) to any person or entity, voluntarily, or by operation of law, except in accordance with the terms and conditions hereinafter set forth.

(ii)           Before selling or otherwise transferring all or part of the Granted Shares, the Participant shall give written notice of such intention to the Company which notice shall include the name of the proposed transferee, the proposed purchase price per share, the terms of payment of such purchase price and all other matters relating to such sale or transfer and shall be accompanied by a copy of the binding written agreement of the proposed transferee to purchase the Granted Shares of the Participant. Such notice shall constitute a binding offer by the Participant to sell to the Company such number of the Granted Shares then held by the Participant as are proposed to be sold in the notice at the monetary price per share designated in such notice, payable on the terms offered to the Participant by the proposed transferee (provided, however, that the Company shall not be required to meet any non-monetary terms of the proposed transfer, including, without limitation, delivery of other securities in exchange for the Granted Shares proposed to be sold). The Company shall give written notice to the Participant as to whether such offer has been accepted in whole by the Company within 60 days after its receipt of written notice from the Participant. The Company may only accept such offer in whole and may not accept such offer in part. Such acceptance notice shall fix a time, location and date for the closing on such purchase (“Closing Date”) which shall not be less than ten nor more than sixty days after the giving of the acceptance notice, provided, however, if any of the Shares to be sold pursuant to this Section 2.(c) have been held by the Participant for less than six months, then the Closing Date may be extended by the Company until no more than ten days after such Shares have been held by the Participant for six months. At the Closing, the Participant shall accept payment as set forth herein and shall deliver to the Company in exchange therefor the Granted Shares being repurchased, duly endorsed for transfer, to the extent that they are not then in the possession of the Company.

(iii)          If the Company shall fail to accept any such offer, the Participant shall be free to sell all, but not less than all, of the Granted Shares set forth in his notice to the designated transferee at the price and terms designated in the Participant’s notice, provided that (i) such sale is consummated within six months after the giving of notice by the Participant to the Company as aforesaid, and (ii) the transferee first agrees in writing to be bound by the provisions of this Section 2.(c) so that he or she (and all subsequent transferees) shall thereafter only be permitted to sell or transfer the Granted Shares in accordance with the terms hereof. After the expiration of such six months, the provisions of this Section 2.(c) shall again apply with respect to any proposed voluntary transfer of the Granted Shares.

(iv)          The provisions of this Section 2.(c) may be waived by the Company. Any such waiver may be unconditional or based upon such conditions as the Company may impose.

(v)           The restrictions on transfer contained in this Section 2.(c) shall not apply to (a) transfers by the Participant to his or her spouse or children or to a trust for the benefit of his or her spouse or children, (b) transfers by the Participant to his or her guardian or conservator, and (c) or transfers by the Participant, in the event of his or her death, to his or her executor(s) or administrator(s) or to trustee(s) under his or her will (collectively, “Permitted Transferees”); provided however, that in any such event the Granted Shares so transferred in the hands of each such Permitted Transferee shall remain subject to this Agreement, and each such Permitted Transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.

(d)           The provisions of Section 2.(a) through (d) shall terminate upon the effective date of the registration of the Shares pursuant to the Securities Exchange Act of 1934.

(e)           The Participant agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 90 days following the closing of the offering, plus such additional period of time as may be required to comply with Marketplace Rule 2711 of the National Association of Securities Dealers, Inc. or similar rules thereto (such period, the “Lock-Up Period”). Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

(f)            The Participant acknowledges and agrees that neither the Company nor, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the employment of the Participant by the Company or an Affiliate, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

3.             Legend. In addition to any legend required pursuant to the Plan, all certificates representing the Granted Shares to be issued to the Participant pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

“The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Agreement dated as of July 28, 2009 with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”

4.             Purchase for Investment; Securities Law Compliance. If the offering and sale of the Granted Shares have not been effectively registered under the 1933 Act, the Participant hereby represents and warrants that he or she is acquiring the Granted Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Granted Shares. The Participant specifically acknowledges and agrees that any sales of Granted Shares shall be made in accordance with the requirements of the 1933 Act, in a transaction as to which the Company shall have received an opinion of counsel satisfactory to it confirming such compliance. The Participant shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

5.             Rights as a Stockholder. The Participant shall have all the rights of a stockholder with respect to the Granted Shares, including voting and dividend rights, subject to the transfer and other restrictions set forth herein and in the Plan.

6.             Incorporation of the Plan. The Participant specifically understands and agrees that the Granted Shares issued under the Plan are being sold to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.

7.             Tax Liability of the Participant and Payment of Taxes. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to the Granted Shares issued pursuant to this Agreement shall be the Participant’s responsibility and that the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company.

8.             Equitable Relief. The Participant specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement or the Plan, including the attempted transfer of the Granted Shares by the Participant in violation of this Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

9.             No Obligation to Maintain Relationship. The Company is not by the Plan or this Agreement obligated to continue the Participant as an employee, director or consultant of the Company or an Affiliate. The Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Shares is a one-time benefit which does not create any contractual or other right to receive future grants of shares, or benefits in lieu of shares; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when shares shall be granted, the number of shares to be granted, the purchase price, and the time or times when each share shall be free from a lapsing repurchase right, will be at the sole discretion of the Company; (iv) that the Participant’s participation in the Plan is voluntary; (v) that the value of the Shares is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; and (vi) that the Shares are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

10.           Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

BioHorizons, Inc.

2300 Riverchase Center

Birmingham, AL 35244

Attn: Kendyl D. Lowe, CFO

If to the Participant:

David Hogan

100 United Nations Plaza

Apartment 22-B

New York, New York 10017

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

11.           Benefit of Agreement. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

12.           Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in New York and agree that such litigation shall be conducted in the courts of New York County, New York or the federal courts of the United States for the Southern District of New York.

13.           Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

14.           Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

15.           Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

16.           Consent of Spouse/Domestic Partner. If the Participant has a spouse or a domestic partner as of the date of this Agreement, the Participant’s spouse or domestic partner shall execute a Consent of Spouse/Domestic Partner in the form of Exhibit A hereto, effective as of the date hereof. Such consent shall not be deemed to confer or convey to the spouse or domestic partner any rights in the Granted Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Participant subsequent to the date hereof, marries, remarries or applies to the Company for domestic partner benefits, the Participant shall, not later than 60 days thereafter, obtain his or her new spouse/domestic partner’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by having such spouse/domestic partner execute and deliver a Consent of Spouse/Domestic Partner in the form of Exhibit A.

17.           Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.           Data Privacy. By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan record keeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of Shares and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BIOHORIZONS, INC.

By:	/s/ R. Steven Boggan
Name:	R. Steven Boggan
Title:	President and Chief Executive Officer

PARTICIPANT:

/s/ David Hogan
Name:	David Hogan